Exhibit 99.1

May 8, 2014

We are pleased to announce the financial results for the first quarter of 2014. Net Income was $1.76 million, or $.40 per share, compared to $1.74 million, or $.39 per share, for 2013. Net income increased $27 thousand, despite an increase in the provision for loan losses of $15 thousand, a reduction in noninterest income of $193 thousand, and an increase in salaries and wages of $90 thousand. These items were positively offset by an increase in net interest income of $246 thousand and a net reduction of $80 thousand in noninterest expenses excluding salaries and wages. Noninterest income declined in 2014 compared to 2013 primarily due to a reduction in gain on sale of real estate loans of $234 thousand and a decrease of $86 thousand in net mortgage servicing rights income, offset by an increase in other service charges of $107 thousand and an increase in gains on sales of securities of $41 thousand. Noninterest expenses increased $10 thousand for the quarter ended March 31, 2014 compared to the same period for 2013.

Total loans grew to $476.5 million as of March 31, 2014 from $450.0 million as of March 31, 2013. The increase is attributable to growth in construction loans, commercial and commercial real estate loans, and municipal loans. Interest rate risk management strategies continued to include sales of qualifying residential mortgages to the secondary market. Loans totaling $20.3 million were sold during the first quarter of 2014 compared to sales of $33.7 million in the first quarter of 2013. Loans serviced for others grew to $326.2 million as of March 31, 2014 from $272.5 million as of March 31, 2013. Total deposits reached $517.7 million compared to the prior year of $496.2 million, or growth of $21.4 million. The Company had total capital of $50.8 million with a book value per share of $11.39 as of March 31, 2014 compared to $45.7 million and $10.24 per share at March 31, 2013.

Our first quarter 2014 financial performance compares favorably to our peers in the community banking business in New England and beyond. The reduction in mortgage banking income (gain on sale of loans and gain on mortgage servicing rights) of $320 thousand was offset by improvement in our net interest margin of $234 thousand coupled with an increase in other service charges of $107 thousand. We anticipated the reduction in mortgage banking activity and are pleased that core earning areas such as net interest margin and service charge income improved to make up the difference. We are particularly pleased that our noninterest expenses for 2014 increased by only $10 thousand compared to the same quarter of 2013. We have been focused on improving the efficiencies of our operations and believe we are seeing that in our expense stream, and look forward to further reductions going forward.

Change is inevitable in any business, though often times we wish it weren’t so. This quarter we must bid a fond “farewell” to two of our most dedicated co-workers. JoAnn Tallman joined the bank in 1986 and served in a variety of capacities culminating in serving as Executive Secretary for Ken Gibbons and then Dave Silverman. JoAnn has been the “glue” of the executive suite for many years and will be missed. Marsha Mongeon, our long time CFO has seen us through many phases of the company’s growth and stepped in wherever she has been needed. We have been very lucky to have both of these folks as co-workers and wish them the best in their retirement days.

We hope you will join us at our annual meeting at 3:00 p.m. on May 21st at the Stone Grill Restaurant in Morrisville.

Enclosed please find your dividend check or advice of deposit representing a dividend of $.26 per share.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

Sincerely,
TRANSFER AGENT:
Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
	Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: www.UnionBankVT.com
About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 16 banking offices, a loan center and 34 ATMs.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $586 million provides the financial strength to successfully serve its constituents.

Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Union Bankshares, Inc.

DIRECTORS	OFFICERS					Consolidated Statements of Income (unaudited, in thousands)
Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman		Consolidated Balance Sheets (unaudited, in thousands)
Cynthia D. Borck	David S. Silverman - President & CEO
Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer		ASSETS	March 31, 2014	March 31, 2013		March 31, 2014	March 31, 2013
Timothy W. Sargent	John H. Steel - Secretary					Interest Income	$6,112	$5,937
David S. Silverman	Kristy Adams Alfieri - Assistant Secretary		Cash and Due from Banks	$3,937	$4,127
John H. Steel	Jeffrey G. Coslett - Vice President					Interest Expense	577	648
Schuyler W. Sweet			Federal Funds Sold & Overnight Deposits	11,114	25,159
Neil J. Van Dyke						Net Interest Income	5,535	5,289
			Interest Bearing Deposits in Banks	16,255	22,275
Union Bank						Provision for Loan Losses	75	60
			Investment Securities	52,276	35,015
DIRECTORS	REGIONAL					Net interest income after Provision for Loan Losses	5,460	5,229
Kenneth D. Gibbons-Chairman	ADVISORY BOARD		Loans Held for Sale	3,412	10,828
Cynthia D. Borck	MEMBERS					Trust Income	175	163
Steven J. Bourgeois	Michael R. Barrett - St. Johnsbury		Loans, net	473,044	439,139	Noninterest Income	1,788	1,993
John M. Goodrich	Joel S. Bourassa - Northern NH
Timothy W. Sargent	Steven J. Bourgeois - St. Albans		Reserve for Loan Losses	(4,694)	(4,714)	Noninterest Expenses:
David S. Silverman	Stanley T. Fillion - Northern NH					Salaries & Wages	2,247	2,157
John H. Steel	Rosemary H. Gingue - St. Johnsbury		Premises and Equipment, net	10,749	10,304
Schuyler W. Sweet	Coleen K. Kohaut - St. Albans					Pension & Employee Benefits	667	683
Neil J. Van Dyke	Justin P. Lavely - St. Johnsbury		Other Real Estate Owned, net	507	668
	Daniel J. Luneau - St. Albans					Occupancy Expense, net	339	331
	Alexandra S. Maclean - St. Johnsbury		Accrued Interest & Other Assets	19,525	19,937
	Mary K. Parent - St. Johnsbury					Equipment Expense	387	426
	Samuel H. Ruggiano - St. Albans		Total Assets	$586,125	$562,738
	David S. Silverman - All					Other Expenses	1,549	1,582
	Schuyler W. Sweet - Northern NH
	Norrine A. Williams - Northern NH		LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2014	March 31, 2013	Total	5,189	5,179

Union Bank Offices (ATMs at all Branch Locations)						Income before Taxes	2,234	2,206
			Noninterest Bearing Deposits	$89,538	$80,300	Income Tax Expense	470	469

VERMONT			Interest Bearing Deposits	281,199	266,649	Net Income	$1,764	$1,737
Danville	421 Route 2 East	802-684-2211
Fairfax	Jct. Routes 104 & 128	802-849-2600	Time Deposits	146,920	149,291	Earnings Per Share	$0.40	$0.39
Hardwick	103 VT Route 15 West	802-472-8100				Book Value Per Share	$11.39	$10.24
Jeffersonville	44 Main Street	802-644-6600	Borrowed Funds	13,750	14,532
Johnson	198 Lower Main Street	802-635-6600
Lyndonville	183 Depot Street	802-626-3100	Accrued Interest & Other Liabilities	3,934	6,313
Morrisville	20 Lower Main Street	802-888-6600
	65 Northgate Plaza	802-888-6860	Common Stock	9,855	9,850
St. Albans	15 Mapleville Depot	802-524-9000
St. Johnsbury	364 Railroad Street	802-748-3131	Paid in Capital	368	316
	325 Portland Street	802-748-3121
S. Burlington	Loan Center		Retained Earnings	44,009	41,395
	30 Kimball Avenue	802-865-1000	Accumulated Other Comprehensive Income (Loss)	434	(2,036)
Stowe	47 Park Street	802-253-6600

NEW HAMPSHIRE			Treasury Stock at Cost	(3,882)	(3,872)
Groveton	3 State Street	603-636-1611
Littleton	263 Dells Road	603-444-7136	Total Liabilities & Shareholders' Equity	$586,125	$562,738
	76 Main Street	603-444-5321	Standby letters of credit were $2,125,000 and $1,653,000 at March 31, 2014 and 2013, respectively.
N. Woodstock	155 Main Street	603-745-2488